Exhibit 10.2

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is executed as of December 23, 2019 by and between Jaguar Health, Inc., a Delaware corporation (the “Company”), and Oasis Capital, LLC, a Puerto Rico limited liability company (“Holder”).

A.            Pursuant to that certain Securities Purchase Agreement, dated as of November 13, 2019, between the Company and Holder (the “SPA”), the Company issued pre-funded warrants to purchase up to 2,222,223 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at an offering price of $0.80 per share and an exercise price of $0.01 per share (the “Existing Warrants”).

B.            Holder currently holds such number of Existing Warrants and Warrant Shares as set forth in Exhibit A hereto (collectively, the “Exchange Securities”), and the remaining Existing Warrants have an exercise price of $12,362.23 in the aggregate (the “Aggregate Exercise Price”).

C.            Subject to the terms of this Agreement, Holder and the Company desire to exchange the Exchange Securities for shares of the Company’s Series B-2 Convertible Preferred Stock (the “Preferred Stock”).

D.            This Agreement, the Lock-Up Agreement (as defined below) and any other documents, agreements, or instruments entered into or delivered in connection with this Agreement, or any amendments to any of the foregoing, are collectively referred to as the “Exchange Documents”.

E.            Pursuant to the terms and conditions hereof, Holder and the Company agree to exchange the Exchange Securities for shares of Preferred Stock.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.             Terms of the Exchange. The Company and Holder agree that Holder shall surrender the Exchange Securities to the Company and relinquish any and all other rights Holder may have under the Exchange Securities and pay the Aggregate Exercise Price to the Company in exchange for the number of shares of Preferred Stock (the “Preferred Shares”) as set forth on Exhibit A annexed hereto. The terms, limitations and preferences of the Preferred Stock are set forth in the form of Certificate of Designation of Series B-2 Convertible Preferred Stock annexed hereto as Exhibit B (the “Certificate of Designation”).

2.             Closing. Upon satisfaction or written waiver of the conditions set forth herein, the closing of the transaction contemplated hereby (the “Closing”) shall occur at the principal offices of the Company, or such other location as the parties shall mutually agree. At Closing, (a) Holder shall (i) surrender the Exchange Securities to the Company and (ii) deliver or cause to be delivered to the Company the Aggregate Exercise Price by wire transfer to the account specified in writing by the Company and (b) the Company shall deliver to such Holder a certificate evidencing the Preferred Shares, in the name(s) and amount(s) as indicated on Exhibit A annexed hereto. Upon closing, any and all obligations of the Company to Holder under the Exchange Securities shall be fully satisfied, the Exchange Securities shall be cancelled and Holder will have no remaining rights, powers, privileges, remedies or interests under the Exchange Securities or the SPA.

3.             Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

4.             Representations, Warranties and Covenants of Holder. Holder represents, warrants, and covenants to the Company that:

4.1.         Investment Purpose. Holder is acquiring the Preferred Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

4.2.         Accredited Investor Status. Holder is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act.

4.3.         Authorization; Enforcement. Each of this Agreement and the Lock-Up Agreement has been duly and validly authorized, executed and delivered on behalf of Holder and is a valid and binding agreement of Holder enforceable in accordance with its terms.

4.4.         Additional Representations and Warranties of Holder.  Holder is acquiring the Preferred Shares for investment for such Holder’s own account, and not with a view to, or for resale in connection with, any distribution thereof, and Holder has no present intention of selling or distributing the Preferred Shares.  Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and to obtain any additional information which Holder has deemed necessary or appropriate for deciding whether or not to acquire the Preferred Shares, including an opportunity to receive, review and understand the information set forth in Company’s financial statements, capitalization and other business information as Holder deems prudent. Holder acknowledges that no other representations or warranties, oral or written, have been made by Company or any agent thereof except as set forth in this Agreement.  Holder is aware that no federal, state or other agency has made any finding or determination as to the fairness of the investment, nor made any recommendation or endorsement of the Preferred Shares.  Holder has such knowledge and experience in financial and business matters, including investments in other emerging growth companies that such individual or entity is capable of evaluating the merits and risks of the investment in the Preferred Shares and it is able to bear the economic risk of such investment.  Holder has such knowledge and experience in financial and business matters that such individual is capable of utilizing the information made available in connection with the acquisition of the Preferred Shares, of evaluating the merits and risks of an investment in the Preferred Shares and of making an informed investment decision with respect to the Preferred Shares. Neither Holder, nor any person or entity with whom such Holder shares beneficial ownership of the Preferred Shares, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii).  Holder is aware that there is currently no public market for the Preferred Shares, that there is no guarantee that a public market will develop at any time in the future and Holder understands that the Preferred Shares are unregistered and may not presently be sold except in accordance with applicable securities laws. Holder understands that the Preferred Shares cannot be readily sold or liquidated in case of an emergency or other financial need.  Holder acknowledges and agrees that the Preferred Shares must be held indefinitely unless it is subsequently registered under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption from such registration is available, and are subject to additional restrictions on transfer pursuant to the Lock-Up Agreement. Holder has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company and the resale occurring following the required holding period under Rule 144. Each instrument evidencing the Preferred Shares may be imprinted with legends substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES IN THE UNITED STATES. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”

5.             Representations, Warranties, and Covenants of the Company. The Company hereby makes the representations set forth below and covenants and agrees as follows to Holder (in addition to those set forth elsewhere herein) with respect to itself, as applicable:

5.1.         Organization and Qualification. The Company has been duly organized, validly exists and is in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement and this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforcement may be limited by the United States Bankruptcy Code and laws effecting creditors’ rights, generally. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on Company’s business, assets, properties, operations or financial condition or its ability to perform is obligations hereunder (a “Material Adverse Effect”).

5.2.         Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Preferred Shares, and each of the other Exchange Documents and to issue the Preferred Shares in accordance with the terms hereof, (ii) the execution and delivery of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the Preferred Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Exchange Documents have been duly executed and delivered by the Company, (iv) the Exchange Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, (v) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Preferred Shares to Holder or the entering into of the Exchange Documents, and (vi) the Company’s signatory has full corporate or other requisite authority to execute the Exchange Documents and to bind the Company. The Company’s Board of Directors has duly adopted a resolution authorizing this Agreement and the other Exchange Documents and ratifying their terms.

5.3.         Issuance of Preferred Shares. The issuance of the Preferred Shares is duly authorized and upon issuance and payment in accordance with the terms of the Exchange Documents shall be validly issued, fully paid and non-assessable.

5.4.         No Conflicts. The execution and delivery of the Exchange Documents by the Company, the issuance of the Preferred Shares in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by the Exchange Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the  Company’s formation documents or bylaws, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Common Stock, except (1) as to which requisite consents have been obtained and (2) otherwise as would not reasonably be expected to have a Material Adverse Effect, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets, except as would not reasonably be expected to have a Material Adverse Effect.

5.5.         Common Stock Registered. The Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act.

5.6.         SEC Documents. Except with respect to the 10-Q report for the quarter ending March 31, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Exchange Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension.

5.7.         Not a Shell Company. The Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the Securities Act.

5.8.         Brokers. The Company agrees that it will not incur any brokerage commission, placement agent or finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

6.             No Registration Rights. Holder waives any rights Holder may have had with respect to registration of the Preferred Shares under the Securities Act and confirms that the Company is under no obligation to register the Preferred Shares.

7.             Conditions to the Company’s Obligation to Exchange. The obligation of the Company hereunder to exchange the Exchange Securities for the Preferred Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

7.1.         Holder shall have executed and delivered this Agreement and a lock-up agreement in the form attached hereto as Exhibit C (the “Lock-Up Agreement”) to the Company.

7.2.         All representations and warranties of Holder set forth herein shall be true and correct.

7.3.         Holder shall have delivered the Exchange Securities to the Company for cancellation.

8.             Conditions to Holder’s Obligation to Exchange. The obligation of Holder hereunder to exchange the Exchange Securities for the Preferred Shares at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Holder’s sole benefit and may be waived by Holder at any time in its sole discretion:

8.1.         The Company shall have executed and delivered this Agreement and the Preferred Shares to Holder.

8.2.         The Company shall have delivered to Holder all other Exchange Documents.

8.3.         The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware.

8.4.         All representations and warranties of the Company set forth herein shall be true and correct.

9.             Miscellaneous. The provisions set forth in this Section 9 shall apply to this Agreement, as well as all other Exchange Documents as if these terms were fully set forth therein.

9.1.         Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Exchange Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Exchange Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address set forth in Section 9.15 below and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an action or proceeding to enforce any provisions of the Exchange Documents, then, the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

9.2.         Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Except as otherwise expressly provided herein, no person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

9.3.         Pronouns.  All pronouns and any variations thereof in this Agreement refer to the masculine, feminine or neuter, singular or plural, as the context may permit or require.

9.4.         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

9.5.         Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

9.6.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

9.7.         Entire Agreement. This Agreement, together with the Preferred Shares, the Lock-Up Agreement and the other Exchange Documents, constitutes and contains the entire agreement between the parties hereto, and supersedes all prior oral or written agreements and understandings between Holder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between the Company and Holder, or any affiliate thereof, related to the transactions contemplated by the Exchange Documents (collectively, “Prior Agreements”), that may have been entered into between the Company and Holder, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Exchange Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Exchange Documents, the Exchange Documents shall govern.

9.8.         Amendment. Any amendment, supplement or modification of or to any provision of this Agreement, shall be effective only if it is made or given by an instrument in writing (excluding any email message) and signed by the Company and Holder.

9.9.         No Waiver. No forbearance, failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing (including an email message) and (b) only in the specific instance and for the specific purpose for which made or given.

9.10.       Assignment. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder, except in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Holder hereunder may be assigned by Holder to a third party, including its financing sources, in whole or in part.

9.11.       Advice of Counsel. In connection with the preparation of this Agreement and all other Exchange Documents, Holder, its members, officers, agents, and representatives each acknowledges and agrees that the attorney that prepared this Agreement and all of the other Exchange Documents acted as legal counsel to the Company only. Each of Holder, its members, officers, agents, and representatives (i) hereby acknowledges that he/she/it has been, and hereby is, advised to seek legal counsel and to review this Agreement and all of the other Exchange Documents with legal counsel of his/her/its choice, and (ii) either has sought such legal counsel or hereby waives the right to do so.

9.12.       No Strict Construction. The language used in this Agreement is the language chosen mutually by the parties hereto and no doctrine of construction shall be applied for or against any party.

9.13.       Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER EXCHANGE DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY.  THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

9.14.       Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.15.       Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

Jaguar Health, Inc.

Attn: Lisa A. Conte

201 Mission Street, Suite 2375

San Francisco, CA 94105

With a copy to (which copy shall not constitute notice):

Reed Smith LLP

Attn: Donald C. Reinke, Esq.

1510 Page Mill Road, Suite 110

Palo Alto, CA, 94304

If to Holder:

Oasis Capital, LLC

Attn: Adam Long

208 Ponce de Leon, suite 1600

San Juan, PR 00918

9.16.       Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the maximum time allowable by applicable law.

9.17.       Transaction Fees. Except as otherwise set forth herein, each party shall be responsible for its own attorneys’ fees and other costs and expenses associated with documenting and closing the transaction contemplated by this Agreement.

9.18.       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Holder and the Company will be entitled to specific performance under the Exchange Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Exchange Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Remainder of the page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements made by it above are true and correct and that it has caused this Agreement to be duly executed on its behalf (if an entity, by one of its officers thereunto duly authorized) as of the date first above written.

COMPANY:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name: Lisa A. Conte
Title: President and Chief Executive Officer

HOLDER:

OASIS CAPITAL, LLC

By:	/s/ Adam Long
Name: Adam Long
Title: Managing Member

ATTACHMENTS:

Exhibit A	Schedule of Preferred Shares
Exhibit B	Form of Certificate of Designation for Series B-2 Convertible Preferred Stock
Exhibit C	Form of Lock-Up Agreement

[Signature Page to Exchange Agreement]

Exhibit A

Schedule of Preferred Shares

Holder	Shares of Common Stock Issuable upon Exercise of Existing Warrants	Warrant Shares Held	Shares of Series B-2 Preferred Stock Exchangeable therefor
Oasis Capital, LLC	1,236,223	695,127	10,165